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                                                                       Exhibit 2
                                                                       ---------

                                 AMENDMENT NO. 1
                                       TO
                                RIGHTS AGREEMENT

         This AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this "Amendment"), dated as of March 23, 1998, is made and entered into by and between Marcum Natural Gas Services, Inc., a Delaware corporation (the "Company"), and American Securities Transfer & Trust, Inc. (formerly American Securities Transfer, Inc.) (the "Rights Agent").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Company and the Rights Agent have previously entered into that certain Rights Agreement, dated as of December 2, 1991 (the "Rights Agreement"); and

         WHEREAS, the Board of Directors of the Company has authorized and approved an Asset Purchase Agreement (the "Asset Purchase Agreement") by and among American Meter Company, a Delaware corporation ("American Meter"), Eagle Research Corporation, a West Virginia corporation and a subsidiary of American Meter ("Eagle"), Metretek, Incorporated, a Florida corporation and a wholly-owned subsidiary of the Company ("Metretek"), and the Company, providing for, among other things, the sale of substantially all of the assets of Eagle to Metretek in exchange for, among other things, shares of common stock, par value $.01 per share, of the ("Common Stock"), and a promissory note convertible into shares of Common Stock; and

         WHEREAS, the Board of Directors of the Company has determined that the Asset Purchase Agreement and the transactions contemplated thereby are advisable and in the best interests of the Company and its stockholders; and

         WHEREAS, the willingness of American Meter and Eagle to enter into the Asset Purchase Agreement as conditioned upon, among other things, the amendment of the Rights Agreement on the terms set forth herein; and

         WHEREAS, Section 27 of the Rights Agreement provides that, among other things, subject to the restrictions set forth in such Section, the Company may, by resolution adopted by its Board of Directors, supplement or amend any provisions of the Rights Agreement without the approval of any holders of certificates representing rights under the Rights Agreement and, in the event of such amendment, the Company shall, and the Rights Agent shall, if the Company so directs, sign a writing evidencing any such supplement or amendment; and

         WHEREAS, the Board of Directors of the Company has adopted a resolution determining that the amendment of the Rights Agreement on the terms set forth herein are advisable and in the best interests of the Company and its stockholders;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in the Rights Agreement and in this Amendment, the parties hereto agree as follows:

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         1.       Amendments to Section 1.

                  (a) Amendment to Section 1(a). Section 1(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

                           "Notwithstanding anything to the contrary contained herein, neither American Meter nor any of its Affiliates shall be or become an "Acquiring Person" (and no Shares Acquisition Date shall occur) as a result of (i) the execution of the Asset Purchase Agreement (or any amendment thereto in accordance with the terms thereof) or the consummation of the transactions contemplated thereby or the announcement or commencement thereof, or (ii) the beneficial ownership by American Meter and its Affiliates of up to, but not in excess of, 25% of the Common Shares then outstanding, pursuant to the Asset Purchase Agreement or otherwise."

                  (b) Additions to Section 1. Section 1 of the Rights Agreement is hereby further amended to add the following definitions:

                           "(c) `American Meter' shall mean American Meter Company, a Delaware corporation.

                           (d) `Asset Purchase Agreement' shall mean the Asset Purchase Agreement, dated as of March 23, 1998, by and among American Meter, Eagle Research Corporation, a West Virginia corporation and a subsidiary of American Meter, the Company and Metretek, Incorporated, a Florida corporation and a wholly-owned subsidiary of the Company, as the same may be amended from time to time in accordance with the terms thereof."

                  (c) Relettering to Subsections of Section 1. Subsections (c),
(d), (e), (f), (g), (h), (i), (j) and (k) of Section 1 of the Rights Agreement are hereby relettered to become Subsections (e), (f), (g), (h), (i), (j), (k),
(l) and (m) of Section 1 of the Rights Agreement, respectively.

         2. Amendment to Section 3(a). Section 3(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

                           "Notwithstanding anything to the contrary contained herein, no Distribution Date shall occur as the result of (i) the execution of the Asset Purchase Agreement (or any amendment thereto in accordance with the terms thereof) or the consummation of the transactions contemplated thereby, or the announcement or commencement thereof, or (ii) the beneficial ownership by American Meter and its Affiliates of up to, but not in excess of, 25% of the Common Shares then outstanding, pursuant to the Asset Purchase Agreement or otherwise."

         3. Amendment to Section 3(c). The first sentence of the legend in
Section 3(c) of the Rights Agreement is hereby amended in its entirety to read as follows:

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                           "This certificate also evidences and entitles the
                           holder hereof to certain Rights as set forth in a Rights Agreement between Marcum Natural Gas Services, Inc. and American Securities Transfer & Trust, Inc., dated December 2, 1991, as amended as of March 23, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Marcum Natural Gas Services, Inc."

         4. Amendment to Section 11. Section 11 of the Rights Agreement is hereby amended by adding to the end thereof the following:

                           "(o) Notwithstanding anything to the contrary contained herein, the provisions of this Section 11 shall not apply to or be triggered by (i) the execution of the Asset Purchase Agreement (or any amendment thereto in accordance with the terms thereof) or the consummation of the transactions contemplated thereby, or the announcement or commencement thereof, or (ii) the beneficial ownership by American Meter and its Affiliates of up to, but not in excess of, 25% of the Common Shares then outstanding, pursuant to the Asset Purchase Agreement or otherwise."

         5. Amendment to Section 13. Section 13 of the Rights Agreement is hereby amended by adding to the end thereof the following:

                           "Notwithstanding anything to the contrary contained herein, the provisions of this Section 13 shall not apply to or be triggered by the execution of the Asset Purchase Agreement (or any amendment thereto in accordance with the terms thereof), or the consummation of the transactions contemplated thereby, or the announcement or commencement thereof."

         6. Amendment to Section 27. The end of the parenthetical phrase in the second sentence of clause (ii) of Section 27 of the Rights Agreement is hereby amended by deleting the phrase "Patrick Petroleum Corporation of Michigan or Engineering Measurements Company)" and substituting in its place the following clause:

                           "Patrick Petroleum Corporation of Michigan,
                           Engineering Measurements Company, or American Meter and its Affiliates)"

         7. Rights Agent Not Liable. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Amendment.

         8. Effectiveness of Amendment. This Amendment shall be effective as of the date first above written. All references to the Rights Agreement, including the terms "Agreement," "hereof," "herein" and the like set forth in the Rights Agreement shall, as of and after the date first above written, be deemed to be references to the Rights Agreement as modified and amended by the terms of this Amendment. Except as and to the extent specifically modified and amended by the terms of this Amendment, all terms and conditions of the Rights Agreement shall remain in full force and effect from and after the date first above written.

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         9. Governing Law. This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of Delaware.

         10. Captions. Captions of the sections and subsections of this Amendment are used herein solely for convenience of reference and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

         11. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, this Amendment has been executed and delivered on behalf of the parties hereto by their respective duly authorized officers, effective as of the date first above written.


                                      MARCUM NATURAL GAS SERVICES, INC.

                                      By: /s/ W. Phillip Marcum
                                         ---------------------------------------
                                         W. Phillip Marcum, President
ATTEST:

By: /s/ Gary J. Zuiderveen
   --------------------------------
    Gary J. Zuiderveen, Secretary


                                      AMERICAN SECURITIES TRANSFER & TRUST, INC.

                                      By:  /s/ Stephen King
                                          --------------------------------------
                                      Its: Executive Vice President
                                          --------------------------------------

ATTEST:

By:  /s/ Tammy S. Davis
    --------------------------------
Its: Corporate Services Officer
    --------------------------------


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